                                                                    EXHIBIT 12.1
                           PHONETEL TECHNOLOGIES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                        Year Ended December 31, 1995        Nine Months Ended
                                                                                                              September 30
                                                                                         Pro Forma for
                                                                                         1995 and 1996
                                                                       Pro Forma for     Acquisitions,
                                                                       1995 and 1996       Pending
                                                                         Acquisitions,   Acquisitions,
                                      Year Ended December 31              Concurrent      Concurrent
                                  ----------------------------------     Offering and    Offering and
                                    1993        1994         1995          Offering        Offering         1995            1996
                                  ---------  ----------   ----------   ---------------   -------------   -----------   ------------
Pre-tax loss from
  continuing operations           (778,875)  (1,695,122)  (6,109,697)     (21,056,716)    (24,033,752)   (3,537,757)   (12,980,078)

Fixed Charges:
Interest expense                   174,994      388,215      836,911       12,019,656      15,169,633       304,105      4,139,663

Rentals:
Operating leases-
 buildings, vehicles and
  equipment - 33%                   87,242      110,545      120,097          120,097         120,097        90,072        156,477
                                  --------------------------------------------------------------------------------------------------
       Total fixed charges         262,236      498,760      957,008       12,139,753      15,289,730       394,177      4,296,140

Loss before income
  taxes and fixed charges         (516,639)  (1,196,362)  (5,152,689)      (8,916,963)     (8,744,022)   (3,143,580)    (8,683,938)
                                  ==================================================================================================
Ratio of earnings to
  fixed charges                       (2.0)        (2.4)        (5.4)            (0.7)           (0.6)         (8.0)          (2.0)
                                  ==================================================================================================
Earnings did not cover
 fixed charges by -                778,875    1,695,122    6,109,697       21,056,716      24,033,752     3,537,757     12,980,078


                                                       Pro Forma
                                                        for 1996
                                    Pro Forma         Acquisitions
                                    for 1996           Pending
                                   Acquisitions,       Acquisitions
                                    Concurrent         Concurrent
                                   Offering and       Offering and
                                     Offering           Offering
                                  --------------      --------------
Pre-tax loss from
  continuing operations           (16,951,007)        (22,345,144)

Fixed Charges:
Interest expense                    8,426,820          10,526,820

Rentals:
Operating leases-
 buildings, vehicles and
  equipment - 33%                     156,477             156,477
                                  -------------------------------
       Total fixed charges          8,583,297          10,683,297

Loss before income
  taxes and fixed charges          (8,367,710)        (11,661,847)
                                  ===============================
Ratio of earnings to
  fixed charges                          (1.0)               (1.1)
                                  ===============================
Earnings did not cover
 fixed charges by -                16,951,007          22,345,144